UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 3, 2008
Orbit/FR, Inc.
(Exact Name of Issuer as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-22583 (Commission File Number)	23-2874370 (I.R.S. Employer Identification Number)

506 Prudential Road, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)
(215) 674-5100
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant
On October 3, 2008, upon recommendation of the audit committee of the Board of Directors of Orbit/FR, Inc. (the “Company”), effective immediately, the Company’s Board of Directors (i) dismissed Hoberman, Miller, Goldstein & Lesser P.C. (“Hoberman”) as the Company’s independent registered public accounting firm, and (ii) approved the engagement of Cornick, Garber & Sandler, LLP (“Cornick”) as the Company’s independent registered public accounting firm for the year ending December 31, 2008 and for all interim periods beginning with the quarter ending September 30, 2008. The Company had no relationship with Cornick prior to its appointment by the Company’s Board of Directors.
The audit reports of Hoberman on the Company’s consolidated financial statements for the fiscal years ended December 31, 2007 and December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended December 31, 2007 and December 31, 2006 and through October 3, 2008, there were no (1) disagreements with Hoberman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hoberman, would have caused Hoberman to make reference to the subject matter of the disagreement in connection with their report, or (2) reportable events described under Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.
The Company provided Hoberman with a copy of the foregoing disclosure. A copy of Hoberman’s letter to the Securities and Exchange Commission, dated October 8, 2008 regarding its agreement with the foregoing statements is attached to this report as Exhibit 16.1.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
16.1	Letter, dated October 8, 2008, from Hoberman, Miller, Goldstein & Lesser, P.C. to the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBIT/FR, INC.
Date: October 9, 2008
	By:	/s/ Per O. Iversen
		Name:	Per O. Iversen
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter, dated October 8, 2008, from Hoberman, Goldstein & Lesser, P.C. to the Securities and Exchange Commission.